Exhibit 99.1
BANKUNITED, INC. REPORTS SECOND QUARTER 2024 RESULTS

Miami Lakes, Fla. — July 18, 2024 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter ended June 30, 2024.
"This was an outstanding quarter. Margin expanded, the cost of deposits declined, non-interest bearing deposits grew by over $800 million and we saw good growth in the core commercial loan portfolio segments," said Rajinder Singh, Chairman, President and Chief Executive Officer.
For the quarter ended June 30, 2024, the Company reported net income of $53.7 million, or $0.72 per diluted share, compared to $48.0 million, or $0.64 per diluted share, for the immediately preceding quarter ended March 31, 2024 and $58.0 million, or $0.78 per diluted share, for the quarter ended June 30, 2023. For the six months ended June 30, 2024, the Company reported net income of $101.7 million, or $1.36 per diluted share compared to $110.9 million, or $1.48 per diluted share for the six months ended June 30, 2023.
Quarterly Highlights
We continued to execute on our strategic priorities this quarter:
•The net interest margin, calculated on a tax-equivalent basis, expanded by 0.15%, to 2.72% for the quarter ended June 30, 2024 from 2.57% for the immediately preceding quarter.
•The average cost of total deposits declined by 0.09% to 3.09% for the quarter ended June 30, 2024 from 3.18% for the quarter ended March 31, 2024. The spot APY of total deposits declined to 3.09% at June 30, 2024 from 3.17% at March 31, 2024. The spot APY of interest bearing deposits was stable at 4.29% at both June 30, 2024 and March 31, 2024.
•Non-brokered deposits grew by $1.3 billion for the quarter ended June 30, 2024 while total deposits grew by $736 million. Non-interest bearing demand deposits grew by $826 million, to 29% of total deposits at June 30, 2024, up from 27% at March 31, 2024. Average non-interest bearing demand deposits grew by $888 million for the quarter. For the first six months of 2024, non-interest bearing demand deposits grew by $1.2 billion.
•Wholesale funding continued to decline; in total, FHLB advances and brokered deposits were down by $1.2 billion for the quarter ended June 30, 2024.
•Total loans grew by $402 million for the quarter ended June 30, 2024. The core C&I and commercial real estate portfolios grew by $589 million and mortgage warehouse grew by $83 million. Consistent with our strategic objectives, the residential loan portfolio declined by $212 million; franchise, equipment and municipal finance declined by a total of $57 million.
•The loan to deposit ratio declined to 88.7% at June 30, 2024, from 89.6% at March 31, 2024.
•Credit trends remain largely favorable although we are seeing some expected normalization. The annualized net charge-off ratio for the six months ended June 30, 2024 was 0.12%. The NPA ratio at June 30, 2024 was 0.50%, including 0.11% related to the guaranteed portion of non-accrual SBA loans, compared to 0.34%, including 0.11% related to the guaranteed portion of non-accrual SBA loans at March 31, 2024. The NPA ratio remains below pre-pandemic levels.
•The ratio of the ACL to total loans increased to 0.92% at June 30, 2024; the ratio of the ACL to non-performing loans was 130.12%. The ACL to loans ratio for commercial portfolio sub-segments including C&I, CRE, franchise finance and equipment finance was 1.42% at June 30, 2024 and the ACL to loans ratio for CRE office loans was 2.47%.
•Our commercial real estate exposure is modest, totaling 24% of loans and 165% of the Bank's total risk based capital at June 30, 2024. By comparison, based on call report data as of March 31, 2024 (the most recent date available) for banks with between $10 billion and $100 billion in assets, the median level of CRE to total loans was 35% and the median level of CRE to total risk based capital was 222%.

•At June 30, 2024, the weighted average LTV of the CRE portfolio was 56.0%, the weighted average DSCR was 1.77, 56% of the portfolio was collateralized by properties located in Florida and 27% was collateralized by properties located in the New York tri-state area. For the office sub-segment, the weighted average LTV was 65.8%, the weighted average DSCR was 1.59, 58% was collateralized by properties in Florida, substantially all of which was suburban, and 24% was collateralized by properties located in the New York tri-state area.
•Liquidity remains ample. Total same day available liquidity was $14.9 billion, the available liquidity to uninsured, uncollateralized deposits ratio was 139% and an estimated 61% of our deposits were insured or collateralized at June 30, 2024.
•Our capital position is robust. At June 30, 2024, CET1 was 11.6% at a consolidated level. Pro-forma CET1, including accumulated other comprehensive income, was 10.4% at June 30, 2024. The ratio of tangible common equity to tangible assets increased to 7.4% at June 30, 2024.
•The net unrealized pre-tax loss on the available for sale ("AFS") securities portfolio continued to improve, declining by $36 million, to 5% of amortized cost, for the quarter ended June 30, 2024. The duration of our AFS securities portfolio remained short, at 1.82 as of June 30, 2024. Held to maturity securities were not significant.
•Book value and tangible book value per common share continued to grow, to $36.11 and $35.07, respectively, at June 30, 2024, compared to $35.31 and $34.27, respectively, at March 31, 2024, and $33.94 and $32.90, respectively, one year ago.
Loans
Loan portfolio composition at the dates indicated follows (dollars in thousands):

	June 30, 2024		March 31, 2024		December 31, 2023
Core C&I and CRE sub-segments:
Non-owner occupied commercial real estate	$5,367,663	21.8%	$5,309,126	21.9%	$5,323,241	21.6%
Construction and land	584,833	2.4%	529,645	2.2%	495,992	2.0%
Owner occupied commercial real estate	1,966,809	8.0%	1,916,651	7.9%	1,935,743	7.9%
Commercial and industrial	7,170,622	29.1%	6,745,622	27.9%	6,971,981	28.3%
	15,089,927	61.3%	14,501,044	59.9%	14,726,957	59.8%
Franchise and equipment finance	307,442	1.2%	347,103	1.4%	380,347	1.5%
Pinnacle - municipal finance	847,234	3.4%	864,796	3.6%	884,690	3.6%
Mortgage warehouse lending ("MWL")	539,159	2.2%	456,385	1.9%	432,663	1.8%
Residential	7,844,722	31.9%	8,056,972	33.2%	8,209,027	33.3%
	$24,628,484	100.0%	$24,226,300	100.0%	$24,633,684	100.0%
For the quarter ended June 30, 2024, total loans grew by $402 million. The core C&I and CRE portfolio sub-segments grew by $589 million and MWL grew by $83 million. Consistent with our balance sheet strategy, residential loans declined by $212 million; franchise, equipment, and municipal finance declined by an aggregate $57 million.

Asset Quality and the ACL
The following table presents the ACL and related ACL coverage ratios at the dates indicated as well as net charge-off rates for the periods ended June 30, 2024, March 31, 2024 and December 31, 2023 (dollars in thousands):

	ACL	ACL to Total Loans	Commercial ACL to Commercial Loans(2)	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (1)
December 31, 2023	$202,689	0.82%	1.29%	159.54%	0.09%
March 31, 2024	$217,556	0.90%	1.42%	187.92%	0.02%
June 30, 2024	$225,698	0.92%	1.42%	130.12%	0.12%

(1)    Annualized for the three months ended March 31, 2024 and the six months ended June 30, 2024.
(2)    For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as presented in the table above as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
The ACL at June 30, 2024 represents management's estimate of lifetime expected credit losses given an assessment of historical data, current conditions, and a reasonable and supportable economic forecast as of the balance sheet date. For the quarter ended June 30, 2024, the provision for credit losses, including both funded and unfunded loan commitments, was $19.5 million, compared to $15.3 million for the immediately preceding quarter ended March 31, 2024. Significant factors impacting the provision for credit losses for the quarter ended June 30, 2024 were new loan production, risk rating migration and changes in portfolio characteristics and an increase in certain specific reserves.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Beginning balance	$217,556	$202,689	$158,792	$202,689	$147,946
Impact of adoption of new accounting pronouncement (ASU 2022-02)	N/A	N/A	N/A	N/A	(1,794)
Balance after impact of adoption of ASU 2022-02	217,556	202,689	158,792	202,689	146,152
Provision	21,823	15,805	14,195	37,628	31,790
Net charge-offs	(13,681)	(938)	(6,154)	(14,619)	(11,109)
Ending balance	$225,698	$217,556	$166,833	$225,698	$166,833
The following table presents criticized and classified commercial loans at the dates indicated (in thousands):

	June 30, 2024		March 31, 2024		December 31, 2023
	CRE	Total Commercial	CRE	Total Commercial	CRE	Total Commercial
Special mention	$138,403	$265,940	$139,980	$357,800	$97,552	$319,905
Substandard - accruing	597,888	946,832	577,418	966,129	390,724	711,266
Substandard - non-accruing	54,088	131,193	12,258	83,511	13,727	86,903
Doubtful	8,301	25,258	—	13,822	—	19,035
Total	$798,680	$1,369,223	$729,656	$1,421,262	$502,003	$1,137,109
Total criticized and classified commercial loans declined by $52 million for the quarter ended June 30, 2024. Criticized and classified CRE loans increased by $69 million, the majority of this in the office category, more than offset by declines of $121 million in other commercial categories. As expected in the current environment, there has been some further risk rating migration within the criticized and classified population, primarily within the CRE office category. Rent abatement periods, delays in completing build-out of leased space and in some cases lower occupancy levels contributed to risk rating migration in the office portfolio.
NPAs remain below pre-pandemic levels, although increasing to $176.0 million at June 30, 2024 from $118.9 million at March 31, 2024. Non-performing loans totaled $173.5 million or 0.70% of total loans at June 30, 2024, compared to $115.8 million or 0.48% of total loans at March 31, 2024. Non-performing loans included $39.0 million and $40.0 million of the guaranteed portion of SBA loans on non-accrual status, representing 0.16% of total loans at both June 30, 2024 and March 31, 2024. The $59 million increase in non-performing loans for the quarter ended June 30, 2024 included $50 million of office exposure.

Net Interest Income
Net interest income for the quarter ended June 30, 2024 was $226.0 million, compared to $214.9 million for the immediately preceding quarter ended March 31, 2024. Interest income increased by $1.8 million for the quarter ended June 30, 2024 compared to the immediately preceding quarter, while interest expense decreased by $9.3 million.
The Company’s net interest margin, calculated on a tax-equivalent basis, increased by 0.15% to 2.72% for the quarter ended June 30, 2024, from 2.57% for the immediately preceding quarter ended March 31, 2024. Factors impacting the net interest margin for the quarter ended June 30, 2024 were:
•Average non-interest bearing demand deposits increased by $888 million, to 27.5% of average total deposits for the quarter ended June 30, 2024 from 24.7% for the quarter ended March 31, 2024, positively impacting the margin.
•The tax-equivalent yield on loans increased to 5.85% for the quarter ended June 30, 2024, from 5.78% for the quarter ended March 31, 2024. This increase reflects the origination of new loans at higher rates, paydowns of lower rate loans and balance sheet repositioning.
•The average cost of interest bearing deposits increased this quarter, but at a declining rate, to 4.26% for the quarter ended June 30, 2024 from 4.21% for the quarter ended March 31, 2024.
•The average rate paid on FHLB advances increased to 4.28% for the quarter ended June 30, 2024 from 4.18% for the quarter ended March 31, 2024, reflecting maturities of cash flow hedges.
Non-interest income
Non-interest income totaled $24.2 million for the quarter ended June 30, 2024, compared to $26.9 million for the quarter ended March 31, 2024. The $5.8 million decline in lease financing income quarter over quarter was attributable to both lower residual income and the lower balance of operating lease equipment. There was a corresponding decline in depreciation of operating lease equipment. The $3.9 million increase in "other non-interest income" reflected increases in revenue from our customer derivative business and higher loan related and syndication fees.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Thursday, July 18, 2024 with Chairman, President and Chief Executive Officer Rajinder P. Singh, Chief Financial Officer Leslie N. Lunak and Chief Operating Officer Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://register.vevent.com/register/BI3a7df9cdebad462ba05970d7dc7dba95. For those unable to join the live event, an archived webcast will be available on the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $35.4 billion at June 30, 2024, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida that provides a full range of banking and related services to individual and corporate customers through banking centers located in the state of Florida, the New York metropolitan area and Dallas, Texas, and a comprehensive suite of wholesale products to customers through an Atlanta office focused on the Southeast region. BankUnited also offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as but not limited to adverse events or conditions impacting the financial services industry. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698; llunak@bankunited.com
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
Cash and due from banks:
Non-interest bearing	$12,631	$13,773	$14,945
Interest bearing	420,821	407,443	573,338
Cash and cash equivalents	433,452	421,216	588,283
Investment securities (including securities reported at fair value of $8,936,449, $8,914,959 and $8,867,354)	8,946,449	8,924,959	8,877,354
Non-marketable equity securities	223,159	252,609	310,084
Loans	24,628,484	24,226,300	24,633,684
Allowance for credit losses	(225,698)	(217,556)	(202,689)
Loans, net	24,402,786	24,008,744	24,430,995
Bank owned life insurance	297,827	295,970	318,459
Operating lease equipment, net	266,815	329,025	371,909
Goodwill	77,637	77,637	77,637
Other assets	779,781	795,494	786,886
Total assets	$35,427,906	$35,105,654	$35,761,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$8,065,209	$7,239,604	$6,835,236
Interest bearing	3,771,793	3,549,141	3,403,539
Savings and money market	11,463,211	11,122,916	11,135,708
Time	4,463,394	5,115,703	5,163,995
Total deposits	27,763,607	27,027,364	26,538,478
FHLB advances	3,285,000	3,905,000	5,115,000
Notes and other borrowings	708,835	708,978	708,973
Other liabilities	971,116	823,920	821,235
Total liabilities	32,728,558	32,465,262	33,183,686

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 74,758,609, 74,772,706 and 74,372,505 shares issued and outstanding	748	748	744
Paid-in capital	290,719	286,169	283,642
Retained earnings	2,709,503	2,677,403	2,650,956
Accumulated other comprehensive loss	(301,622)	(323,928)	(357,421)
Total stockholders' equity	2,699,348	2,640,392	2,577,921
Total liabilities and stockholders' equity	$35,427,906	$35,105,654	$35,761,607

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest income:
Loans	$350,604	$347,257	$326,153	$697,861	$634,948
Investment securities	123,708	124,179	120,604	247,887	239,362
Other	8,986	10,038	16,664	19,024	29,527
Total interest income	483,298	481,474	463,421	964,772	903,837
Interest expense:
Deposits	208,091	209,998	156,868	418,089	290,498
Borrowings	49,185	56,619	92,675	105,804	171,587
Total interest expense	257,276	266,617	249,543	523,893	462,085
Net interest income before provision for credit losses	226,022	214,857	213,878	440,879	441,752
Provision for credit losses	19,538	15,285	15,517	34,823	35,305
Net interest income after provision for credit losses	206,484	199,572	198,361	406,056	406,447
Non-interest income:
Deposit service charges and fees	4,909	5,313	5,182	10,222	10,515
Gain (loss) on investment securities, net	421	775	993	1,196	(11,556)
Lease financing	5,640	11,440	12,519	17,080	25,628
Other non-interest income	13,215	9,349	6,793	22,564	17,435
Total non-interest income	24,185	26,877	25,487	51,062	42,022
Non-interest expense:
Employee compensation and benefits	75,588	75,920	67,414	151,508	138,465
Occupancy and equipment	10,973	10,569	11,043	21,542	21,845
Deposit insurance expense	8,530	13,530	7,597	22,060	15,504
Professional fees	4,497	2,510	3,518	7,007	6,436
Technology	20,567	20,315	20,437	40,882	42,163
Depreciation of operating lease equipment	7,896	9,213	11,232	17,109	22,753
Other non-interest expense	29,655	27,183	23,977	56,838	50,832
Total non-interest expense	157,706	159,240	145,218	316,946	297,998
Income before income taxes	72,963	67,209	78,630	140,172	150,471
Provision for income taxes	19,230	19,229	20,634	38,459	39,593
Net income	$53,733	$47,980	$57,996	$101,713	$110,878
Earnings per common share, basic	$0.72	$0.64	$0.78	$1.36	$1.49
Earnings per common share, diluted	$0.72	$0.64	$0.78	$1.36	$1.48

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended June 30,			Three Months Ended March 31,			Three Months Ended June 30,
	2024			2024			2023
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$24,290,169	$353,707	5.85%	$24,337,440	$350,441	5.78%	$24,680,919	$329,494	5.35%
Investment securities (3)	8,894,517	124,572	5.60%	8,952,453	125,025	5.59%	9,369,019	121,520	5.19%
Other interest earning assets	711,586	8,986	5.08%	763,460	10,038	5.29%	1,323,025	16,664	5.05%
Total interest earning assets	33,896,272	487,265	5.77%	34,053,353	485,504	5.72%	35,372,963	467,678	5.30%
Allowance for credit losses	(225,161)			(206,747)			(162,463)
Non-interest earning assets	1,571,649			1,589,333			1,744,693
Total assets	$35,242,760			$35,435,939			$36,955,193
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$3,742,071	$35,249	3.79%	$3,584,363	$33,507	3.76%	$2,772,839	$18,417	2.66%
Savings and money market deposits	11,176,000	118,945	4.28%	11,234,259	118,639	4.25%	10,285,494	88,892	3.47%
Time deposits	4,750,640	53,897	4.56%	5,231,178	57,852	4.45%	5,494,631	49,559	3.62%
Total interest bearing deposits	19,668,711	208,091	4.26%	20,049,800	209,998	4.21%	18,552,964	156,868	3.39%
FHLB advances	3,764,286	40,032	4.28%	4,570,220	47,496	4.18%	7,288,187	83,429	4.59%
Notes and other borrowings	711,167	9,153	5.15%	709,017	9,123	5.15%	719,368	9,246	5.14%
Total interest bearing liabilities	24,144,164	257,276	4.28%	25,329,037	266,617	4.23%	26,560,519	249,543	3.77%
Non-interest bearing demand deposits	7,448,633			6,560,926			7,067,053
Other non-interest bearing liabilities	960,691			906,266			798,279
Total liabilities	32,553,488			32,796,229			34,425,851
Stockholders' equity	2,689,272			2,639,710			2,529,342
Total liabilities and stockholders' equity	$35,242,760			$35,435,939			$36,955,193
Net interest income		$229,989			$218,887			$218,135
Interest rate spread			1.49%			1.49%			1.53%
Net interest margin			2.72%			2.57%			2.47%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Six Months Ended June 30,
	2024			2023
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$24,313,806	$704,149	5.82%	$24,702,487	$641,617	5.22%
Investment securities (3)	8,923,485	249,596	5.59%	9,519,928	241,187	5.07%
Other interest earning assets	737,523	19,024	5.19%	1,182,077	29,527	5.04%
Total interest earning assets	33,974,814	972,769	5.74%	35,404,492	912,331	5.18%
Allowance for credit losses	(215,954)			(156,798)
Non-interest earning assets	1,580,491			1,768,714
Total assets	$35,339,351			$37,016,408
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$3,663,217	$68,756	3.77%	$2,570,422	$29,291	2.30%
Savings and money market deposits	11,205,130	237,584	4.26%	11,169,671	180,287	3.25%
Time deposits	4,990,909	111,749	4.50%	5,013,230	80,920	3.26%
Total interest bearing deposits	19,859,256	418,089	4.23%	18,753,323	290,498	3.12%
Federal funds purchased	—	—	—%	70,150	1,582	4.51%
FHLB advances	4,167,253	87,528	4.22%	6,878,867	151,467	4.44%
Notes and other borrowings	710,092	18,276	5.15%	721,376	18,538	5.14%
Total interest bearing liabilities	24,736,601	523,893	4.26%	26,423,716	462,085	3.53%
Non-interest bearing demand deposits	7,004,780			7,261,557
Other non-interest bearing liabilities	933,479			809,785
Total liabilities	32,674,860			34,495,058
Stockholders' equity	2,664,491			2,521,350
Total liabilities and stockholders' equity	$35,339,351			$37,016,408
Net interest income		$448,876			$450,246
Interest rate spread			1.48%			1.65%
Net interest margin			2.64%			2.55%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
c	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Basic earnings per common share:
Numerator:
Net income	$53,733	$47,980	$57,996	$101,713	$110,878
Distributed and undistributed earnings allocated to participating securities	(748)	(680)	(881)	(1,429)	(1,679)
Income allocated to common stockholders for basic earnings per common share	$52,985	$47,300	$57,115	$100,284	$109,199
Denominator:
Weighted average common shares outstanding	74,762,498	74,509,107	74,424,631	74,635,803	74,588,904
Less average unvested stock awards	(1,110,233)	(1,127,838)	(1,183,039)	(1,119,035)	(1,188,430)
Weighted average shares for basic earnings per common share	73,652,265	73,381,269	73,241,592	73,516,768	73,400,474
Basic earnings per common share	$0.72	$0.64	$0.78	$1.36	$1.49
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$52,985	$47,300	$57,115	$100,284	$109,199
Adjustment for earnings reallocated from participating securities	2	1	1	4	5
Income used in calculating diluted earnings per common share	$52,987	$47,301	$57,116	$100,288	$109,204
Denominator:
Weighted average shares for basic earnings per common share	73,652,265	73,381,269	73,241,592	73,516,768	73,400,474
Dilutive effect of certain share-based awards	365,988	255,824	179,318	310,906	312,708
Weighted average shares for diluted earnings per common share	74,018,253	73,637,093	73,420,910	73,827,674	73,713,182
Diluted earnings per common share	$0.72	$0.64	$0.78	$1.36	$1.48

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended			At or for the Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Financial ratios (4)
Return on average assets	0.61%	0.54%	0.63%	0.58%	0.60%
Return on average stockholders’ equity	8.0%	7.3%	9.2%	7.7%	8.9%
Net interest margin (3)	2.72%	2.57%	2.47%	2.64%	2.55%
Loans to deposits	88.7%	89.6%	95.3%	88.7%	95.3%
Tangible book value per common share	$35.07	$34.27	$32.90	$35.07	$32.90

	June 30, 2024	March 31, 2024	December 31, 2023
Asset quality ratios
Non-performing loans to total loans (1)(5)	0.70%	0.48%	0.52%
Non-performing assets to total assets (2)(5)	0.50%	0.34%	0.37%
Allowance for credit losses to total loans	0.92%	0.90%	0.82%
Allowance for credit losses to total commercial(6)	1.42%	1.42%	1.29%
Allowance for credit losses to non-performing loans (1)(5)	130.12%	187.92%	159.54%
Net charge-offs to average loans(4)	0.12%	0.02%	0.09%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4)    Annualized for the three and six month periods as applicable.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $39.0 million or 0.16% of total loans and 0.11% of total assets at June 30, 2024, $40.0 million or 0.16% of total loans and 0.11% of total assets at March 31, 2024, and $41.8 million or 0.17% of total loans and 0.12% of total assets at December 31, 2023.
(6)    For purposes of this ratio, commercial loans includes the C&I and CRE sub-segments, as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.

	June 30, 2024		March 31, 2024		December 31, 2023		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.2%	9.6%	8.1%	9.3%	7.9%	9.1%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	11.6%	13.5%	11.6%	13.4%	11.4%	13.1%	6.5%
Total risk-based capital	13.6%	14.4%	13.7%	14.3%	13.4%	13.9%	10.0%
Tangible Common Equity/Tangible Assets	7.4%	N/A	7.3%	N/A	7.0%	N/A	N/A

Non-GAAP Financial Measures
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at the dates indicated (in thousands except share and per share data):

	June 30, 2024	March 31, 2024	June 30, 2023
Total stockholders’ equity	$2,699,348	$2,640,392	$2,526,310
Less: goodwill and other intangible assets	77,637	77,637	77,637
Tangible stockholders’ equity	$2,621,711	$2,562,755	$2,448,673

Common shares issued and outstanding	74,758,609	74,772,706	74,429,948

Book value per common share	$36.11	$35.31	$33.94

Tangible book value per common share	$35.07	$34.27	$32.90